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                                                                     Exhibit 5.1
December 5, 2003

China Life Insurance Company Limited
16 Chaowai Avenue
Chaoyang District
Beijing 100020
People's Republic of China

Dear Sirs:

China Life Insurance Company Limited

We act as special counsel of the People's Republic of China (the "PRC") for China Life Insurance Company Limited, a company organized under the PRC law (the "Company"), and China Life Insurance (Group) Company, a company established under the PRC law ("CLIC"), in connection with the proposed issue and sale by the Company of its H shares, par value RMB 1.00 per share (the "H Shares"), and the proposed sale by CLIC of its H Shares, among other jurisdictions, in the United States in the form of American Depositary Shares representing such H Shares (the "ADSs"), as described in Amendment No.2 to the Registration Statement on Form F-1 (Registration No. 333-110615) filed by the Company with the United States Securities and Exchange Commission (the "Commission") on December 5, 2003 (the "Registration Statement"). The H Shares to be offered and sold by the Company are referred to herein as the "Primary H Shares" and the H Shares to be offered and sold by CLIC are referred to herein as the "Secondary H Shares". In such capacity, we have reviewed the Registration Statement including the statements set forth in the section captioned "Tax - The People's Republic of China" and examined such corporate records, certificates

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                                     - 2 -

and other documents as we have considered necessary or appropriate for the purpose of providing this opinion.

Upon the basis of such examination, we are of the opinion that:

1. the Primary H Shares underlying the ADSs when sold, will be legally issued, fully paid and non-assessable;

2. the Secondary H Shares underlying the ADSs when sold as contemplated in the Registration Statement, will have been legally issued and will be fully paid and non-assessable; and

3. The statements set forth in the section captioned "Tax - The People's Republic of China" of the Registration Statement represent our opinion.



The foregoing opinion is limited to the laws of the PRC and we express no opinion as to the laws of any other jurisdiction.

We hereby give our consent to file this opinion as an exhibit to the Registration Statement, and to the reference to us under the heading "Taxation--The People's Republic of China" in the Registration Statement. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

Yours faithfully,

/s/ King & Wood

King & Wood